EXHIBIT 24.2
Consent of Independent Registered Public Accounting Firm

DATE: 	November 19, 2008
TO:		The Board of Directors
		Cal Alta Auto Glass, Inc.
FROM:	Chang G. Park , CPA
       2667 Camino Del Rio S. Suite B, San Diego, CA 92108

RE:		Form S-8 Registration Statement
		Filed by Cal Alta Auto Glass, Inc.
Gentlemen:
	I hereby consents to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S- 8 of Cal Alta Auto Glass, Inc. of my report dated
February 8, 2008, except as to Notes 2, 5, 7, and 11 which are as of October 8, 2008 relating to my audit of the financial statements which appears in the annual Report on Form 10-KSB of Cal Alta Auto Glass, Inc. for the year ended December 31, 2007.


/s/Chang G. Park, C.P.A.
Chang G. Park, CPA